Exhibit (r)

780 NORTH WATER STREET MILWAUKEE, WI 53202-3590 TEL 414-273-3500 FAX 414-273-5198 www.gklaw.com GODFREY & KAHN, S.C. MILWAUKEE APPLETON GREEN BAY WAUKESHA LAFOLLETTE GODFREY & KAHN MADISON

December 30, 2004

VIA EDGAR

U.S. Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:     Marshall Funds, Inc. (Registration Nos. 333-48907; 811-58433)

Dear Sir/Madam:

We represent Marshall Funds, Inc. (the “Company”) in connection with its filing of Post- Effective Amendment No. 42 (the “Post-Effective Amendment”) to the Company’s Registration Statement (Registration Nos. 333-48907; 811-58433) on Form N-1A under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Very truly yours,

GODFREY & KAHN, S.C.

/s/ Jasna B. Dolgov

Jasna B. Dolgov

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.